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Filed pursuant to Rule 424(b)(4)
Registration Statement No. 333-208112

PROSPECTUS

Warren Resources, Inc.

4,000,000 Shares

Common Stock

        This prospectus relates to up to 4,000,000 shares of our common stock, par value $0.0001 per share, to be offered from time to time by the selling stockholders named in this prospectus. All of the shares of common stock being registered hereby were originally issued to the selling stockholders in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended, on October 22, 2015.

        The selling stockholders may offer and sell these securities to or through one or more underwriters, dealers or agents, who may receive compensation in the form of discounts, concessions or commissions, or directly to purchasers, on a continuous or delayed basis. This prospectus describes the general terms of these securities and the general manner in which the selling stockholders will offer the securities. See "Plan of Distribution." The specific terms of any offering may be included in a supplement to this prospectus. The names of any underwriters will be stated in a supplement to this prospectus. We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders.

        Our common stock is traded on the NASDAQ Global Select Market under the symbol "WRES." On November 18, 2015, the last reported sale price of our common stock on the NASDAQ Global Select Market was $0.33.

        Investing in our common stock involves a high degree of risk. Please read carefully the information included and incorporated by reference in this prospectus and in any applicable prospectus supplement for a discussion of the factors you should consider before deciding to purchase our securities. See "Risk Factors" on page 4 of this prospectus and in the documents incorporated by reference herein for information on certain risks related to the purchase of our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 7, 2015.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the Securities and Exchange Commission website or at the Securities and Exchange Commission offices described under the heading "Where You Can Find More Information."

ABOUT THIS PROSPECTUS

        This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a "shelf" registration process. Under this shelf registration process, the selling stockholders may, from time to time, offer and sell, in one or more offerings, up to 4,000,000 shares of our common stock, par value $0.0001 per share. As used in this prospectus, the term "selling stockholders" includes heirs, executors, administrators, successors, legal representatives and permitted assigns selling shares received after the date of this prospectus from the selling stockholders. This prospectus provides you with a general description of Warren Resources, Inc. and the common stock registered hereunder that may be offered by the selling stockholders. Each time a selling stockholder sells any shares of common stock offered by this prospectus, such selling stockholder is required to provide you with this prospectus and the related prospectus supplement containing specific information about such selling stockholder and the terms of the common stock being offered. That prospectus supplement may also add to, update or change information contained in this prospectus. To the extent information in this prospectus is inconsistent with the information contained in a prospectus supplement, you should rely on the information in the prospectus supplement.

        Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Before you invest in our securities, you should carefully read this prospectus, including the "Risk Factors," any prospectus supplement, the information incorporated by reference in this prospectus and any prospectus supplement (including the documents described under the heading "Where You Can Find More Information" in both this prospectus and any prospectus supplement) and any additional information you may need to make your investment decision.

        We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we, nor the selling stockholders named in this prospectus, have authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, or the documents incorporated by reference, is accurate on any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

        As used in this prospectus, "we," "us," "our," the "Company" and "Warren" mean Warren Resources, Inc., a Maryland corporation.

ABOUT WARREN RESOURCES, INC.

        We are an independent energy company engaged in the exploration and development of domestic onshore oil and natural gas reserves. We focus our efforts primarily on our waterflood oil recovery programs and horizontal drilling in the Wilmington field within the Los Angeles Basin of California, the drilling and development of natural gas reserves within the Marcellus Shale in Pennsylvania, and the exploration and development of an undeveloped acreage position in the Washakie Basin of Wyoming. As of September 30, 2015, we owned oil and natural gas leasehold interests in approximately 113,307 gross, 84,240 net, acres, approximately 70% of which are undeveloped.

        Our common stock is traded on the NASDAQ Global Select Market under the trading symbol "WRES". On November 18, 2015, the last reported sale price of our common stock on the NASDAQ Global Select Market was $0.33 per share.

        Our executive offices are located at 1331 17th Street, Suite 720, Denver, CO 80202, and our telephone number is (720) 403-8125. Our website is www.warrenresources.com. Information on our website is not part of this prospectus.

        For additional information about our business, properties and financial condition, please refer to the documents cited in "Where You Can Find More Information" and "Incorporation by Reference of Certain Documents."

RISK FACTORS

        An investment in our securities involves a high degree of risk. Before making a decision about investing in our securities, you should carefully consider the specific risks set forth under the caption "Risk Factors" in the applicable prospectus supplement and under the caption "Risk Factors" in any of our filings with the SEC incorporated by reference herein, before making an investment decision. For more information, see "Where You Can Find More Information" and "Incorporation by Reference of Certain Documents."

        You should carefully consider the factors contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015, under the headings "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors", before investing in our securities. You should also consider similar information contained in any Annual Report on Form 10-K, Form 10-Q or other document filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the date of this prospectus before deciding to invest in our securities. If applicable, we will include in any prospectus supplement a description of those significant factors that could make the offering described herein speculative or risky.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        The statements contained in this prospectus and the documents we incorporate by reference into this prospectus that are not historical are "forward-looking statements," as that term is defined in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act that involve a number of risks and uncertainties.

        These forward-looking statements include, among others, the following:

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  our liquidity, future covenant compliance and ability to finance our acquisition, exploration and development operations and activities;

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  our ability to successfully and economically acquire, explore, develop and produce oil and natural gas resources;

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  our ability to obtain governmental and other permits and approvals;

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  the actual or potential impact of environmental and other governmental regulation;

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  our exploration and development drilling prospects, inventories, projects and programs;

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  our oil and natural gas reserve estimates;

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  volatility in commodity prices and market conditions for oil and natural gas;

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  our future production, revenue, operating costs and results of operations;

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  the cost and availability of experienced labor;

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  our business and growth strategies;

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  our identified drilling locations;

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  availability and costs of drilling rigs, equipment and field services;

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  our ability to make and integrate acquisitions; and

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  our ability to effectively manage our operations.

        Forward-looking statements are typically identified by use of terms such as "may," "will," "could," "should," "expect," "plan," "project," "intend," "anticipate," "believe," "estimate," "predict," "potential," "pursue," "target" or "continue," the negative of such terms or other comparable terminology, although some forward-looking statements may be expressed differently.

        The forward-looking statements contained in this prospectus and the documents we incorporate by reference into this prospectus are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management's assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this prospectus and the documents we incorporate by reference into this prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to a number of factors, including:

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  commodity price volatility;

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  the failure to obtain sufficient capital resources to fund our operations;

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  our ability to repay our debt;

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  domestic and worldwide economic conditions;

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  potential adverse changes in general economic conditions, including performance of financial markets, interest rates and unemployment rates;

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  unsuccessful drilling or operating activities;

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  the inability to develop our reserves through exploration and development activities;

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  potential impact of environmental and other governmental regulation, including delays in obtaining governmental and other permits and approvals, and impacts on competing energy sources as well as on natural gas;

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  possible legislative or regulatory changes, including severance or production tax regimes, hydraulic-fracturing regulation, additional drilling and permitting regulations, oil and natural gas derivatives reform, changes in state, federal and foreign income taxes, environmental regulation (including with respect to climate change and greenhouse gas emissions), environmental risks and liability under federal, state, foreign and local environmental and other laws and regulations;

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  the extent to which natural gas markets in the United States become integrated with global natural gas markets through the approval and development of infrastructure supporting the export of liquefied and other natural gas;

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  a decline in oil or natural gas production;

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  changes in the localized and global supply and demand fundamentals of natural gas and oil and transportation availability;

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  incorrect estimates of reserve quantities, operating costs and capital expenditures;

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  increases in the cost of drilling, completion and gas gathering or other costs of production and operations;

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  hazardous and risky drilling operations; and

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  an inability to grow.

        You should also consider carefully the statements under "Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2014 and in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015, which are incorporated by reference in this prospectus, which address additional factors that could cause our actual results to differ from those set forth in the forward-looking statements.

        All forward-looking statements speak only as of the date of this prospectus. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement and any other document that we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You can also find our public filings with the SEC on the internet at a web site maintained by the SEC located at http://www.sec.gov. We also make available on our Internet website our annual, quarterly and current reports and amendments as soon as reasonably practicable after such documents are electronically filed with, or furnished to, the SEC. Our Internet address is www.warrenresources.com. The information on our website is not a part of this prospectus.

        Descriptions in this prospectus of documents are intended to be summaries of the material, relevant portions of those documents, but may not be complete descriptions of those documents. For complete copies of those documents, please refer to the exhibits to the registration statement and other documents filed by us with the SEC. Each such description is qualified in its entirety by such reference.

 INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

        The SEC allows us to "incorporate by reference" into this prospectus the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Therefore, before you decide to invest in our common stock, you should check for reports that we may have filed with the SEC after the date of this prospectus.

        We incorporate by reference into this prospectus the documents listed below, which we have filed under the Exchange Act:

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  our Annual Report on Form 10-K for the year ended December 31, 2014, including portions of our Proxy Statement on Schedule 14A filed on April 21, 2015 (as amended on April 21, 2015 and May 21, 2015) for our 2015 Annual Meeting of Stockholders held on June 2, 2015 to the extent specifically incorporated by reference into such Form 10-K;

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  our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2015, June 30, 2015 and September 30, 2015;

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  our Current Reports on Form 8-K (excluding information "furnished" pursuant to Items 2.02 and 7.01 and related exhibits) filed on January 2, 2015, April 15, 2015, May 26, 2015, June 4, 2015, June 8, 2015, June 16, 2015, June 26, 2015, September 1, 2015, September 30, 2015, October 20, 2015, October 22, 2015, November 6, 2015 and November 16, 2015; and

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  the description of our common stock contained in our registration statement on Form 10 (File No. 000-33275) filed with the SEC pursuant to Section 12(g) of the Exchange Act on October 26, 2001, as amended.

        In addition, we incorporate by reference in this prospectus all documents subsequently filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information furnished but not filed pursuant to Item 2.02 and 7.01 on any Current Report on Form 8-K, or corresponding information furnished under Item 9.01 or included as an exhibit) after the date of the initial registration statement and prior to effectiveness of the registration statement, and all such documents filed after the date of this prospectus and prior to the termination of this offering, unless otherwise stated therein, shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such documents.

        Any statement contained in this prospectus or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You may request a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning us at the following address or phone number:

Warren Resources, Inc.
1114 Avenue of the Americas, 34th Floor
New York, NY 10036
Attention: Corporate Secretary
(212) 697-9660

USE OF PROCEEDS

        The common stock to be offered and sold using this prospectus will be offered and sold by the selling stockholders. We will not receive any proceeds from the sale of common stock by the selling stockholders.

 DESCRIPTION OF CAPITAL STOCK

General

        The authorized capital stock of Warren Resources, Inc. consists of 200,000,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, $0.0001 par value per share.

        The following description of our capital stock summarizes general terms and provisions that apply to our capital stock. Since this is only a summary, it does not contain all of the information that may be important to you. The summary is subject to and qualified in its entirety by reference to our charter and our bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part and incorporated by reference into this prospectus. See "Where You Can Find More Information."

Common Stock

        Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of our common stock are entitled to receive proportionately any dividends if, as and when such dividends are authorized by our board of directors and declared by us out of assets legally available therefor, subject to any preferential dividend rights of outstanding preferred stock. Upon the liquidation, dissolution or winding up of our company, the holders of our common stock are entitled to share ratably our net assets available after the payment of or adequate provision for all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption, conversion or appraisal rights; however, if our common stock is delisted, either as a result of a failure to regain compliance with NASDAQ's minimum share price requirement or the Company's failure to satisfy other qualitative or quantitative standards for continued listing on NASDAQ, holders of our common stock would have appraisal rights under the circumstances specified under Maryland law. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

        Our outstanding shares of common stock are listed on the NASDAQ Global Select Market under the symbol "WRES." Any additional shares of common stock we issue also will be listed on the NASDAQ Global Select Market. All outstanding shares of common stock are duly authorized, fully paid and non-assessable.

Preferred Stock

        Under the terms of our charter, our board of directors is authorized to classify and issue shares of preferred stock in one or more series without stockholder approval. Prior to issuance of shares of each series of preferred stock, our board of directors is required by the Maryland General Corporation Law and the Company's charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each series of preferred stock.

        It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until the board of directors determines the specific rights of the holders of the preferred stock. However, these effects might include:

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  restricting dividends on the common stock;

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  diluting the voting power of the common stock;

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  impairing the liquidation rights of the common stock; and

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  delaying or preventing a change in control of our company.

        As of September 30, 2015, we had 10,703 shares of Series A Institutional 8% Cumulative Convertible Preferred Stock, , par value $0.0001 per share, issued and outstanding. The preferred stock is convertible into common shares on a 1 to 0.5 basis at the election of the holder. All of our outstanding preferred stock has a dividend equal to 8% per annum, payable to the extent legally available quarterly in arrears, and has a liquidation preference of $12.00 per share. Any accrued but unpaid dividends shall be cumulative and paid upon liquidation, optional redemption or conditional repurchase to the date of the final distribution. No dividends may be paid on the common stock as long as there are any accrued and unpaid dividends on the preferred stock.

        The conversion rate for our convertible preferred stock is subject to adjustment in the event of:

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  the issuance of common stock as a dividend or distribution on any class of our capital stock;

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  the issuance of rights or warrants to holders of our outstanding common stock entitling them to subscribe for or purchase shares of our common stock at a price per share that, as of a record date, is less than the Current Market Price (as such term is defined in our charter);

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  in the event of a consummation of a tender or exchange offer by the Company or any subsidiary of the Company;

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  the combination, subdivision or reclassification of the common stock; or

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  the distribution to all holders of common stock of evidences of indebtedness or assets, including securities issued by third parties, but excluding cash dividends or distributions paid out of surplus.

        The preferred stock may be redeemed by us upon a demand by a holder at a redemption price equal to the liquidation value of $12.00 per share, plus accrued but unpaid dividends, if any. Upon receipt of a notice to redeem, we, at our option, shall either:

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  pay the holder cash in an amount equal to $12.00 per convertible preferred share, subject to adjustment for stock splits, stock dividends or stock exchanges, plus accrued and unpaid dividends (the "Cash Redemption Price"), to the extent that we have funds legally available for redemption, or

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  issue to the holder shares of our common stock in an amount equal to 125% of the Cash Redemption Price, based on the average of the Closing Prices (as such term is defined in our charter) of our common stock for the 30 Trading Days (as such term is defined in our charter) immediately preceding the date of the receipt of the written redemption election by the holder, as reported by the NASDAQ Stock Market, or by any exchange or electronic OTC listing service on which the shares of common stock are then traded. If our common stock is not so traded or has no trading volume, our board of directors shall determine the Fair Market Value (as such term is defined in our charter) of the common stock. The determination of our board of directors shall be conclusive and described in a resolution of the board of directors. In the event that we elect to pay the Redemption Price in kind with our common stock, for the 10,703 shares of preferred stock representing approximately $0.1 million of Redemption Price value, notwithstanding the market price of our common stock, we shall not issue to the redeeming preferred stockholders less than their proportionate share of 10,703 shares of our shares of common stock, nor be obligated to issue more than 16,055 shares of our common stock in full satisfaction of the redemption, subject to adjustment for stock splits, stock dividends and stock exchanges.

If the Closing Price of our publicly-traded common stock as reported by the NASDAQ Stock Market, or any exchange or electronic OTC listing service on which the shares of common stock are then traded, exceeds 133% of the Cash Redemption Price then in effect for the preferred stock for at least 10 Trading Days during any 30-day period, we, at our option, may either:

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  redeem the preferred stock, in whole or in part, at the Cash Redemption Price, or

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  convert the preferred stock, plus any accrued and unpaid dividends, into common stock at the then applicable conversion rate, based on the average Closing Prices of our common stock for the 30 trading days immediately preceding the date fixed for redemption.

In addition, the preferred stock, plus accrued and unpaid dividends, shall be converted into common stock at the then applicable conversion rate upon the vote or written consent of the holders of 66 2/3% of the then outstanding preferred stock, voting together as a class.

        Accordingly, if the holders of any of the outstanding shares of our preferred stock request redemption and thereafter and we elect to pay the Redemption Price for the preferred stock in cash, we would need capital of $12.00 per share, plus the amount of any accrued but unpaid dividends, which funds may not be available and the payment of which could have a material adverse effect on our financial liquidity and results of operation. Alternatively, if we elect to pay the Cash Redemption Price for the preferred stock with shares of our common stock, such issuance could materially increase the number of our shares of common stock then outstanding and be dilutive to our earnings per share, if any.

Anti-Takeover Effects of Provisions of Our Charter and Bylaws

        Our charter and our bylaws contain provisions that might be characterized as anti-takeover provisions. These provisions may deter or render more difficult proposals to acquire control of our Company, including proposals a stockholder might consider to be in his or her best interest, impede or lengthen a change in membership of the board of directors and make removal of our management more difficult.

  Classified Board

        Our charter and bylaws provide that our board of directors is divided into three classes of directors, with the classes to be as nearly equal in number as possible. As a result, approximately one-third of our board of directors is elected each year. The classification of directors has the effect of making it more time consuming and difficult for stockholders to change the composition of our board. Our charter and bylaws provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the board.

  Filling Board of Directors Vacancies; Removal

        Any director may be removed from office at any time, but only for cause (as such term is defined in our charter) and only by the affirmative vote of the holders of at least 66 2/3% of the voting power of the shares entitled to vote, voting together as a single class.

  Special Meetings of Stockholders

        Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute, may be called only by a majority of the board of directors, the chairman of the board of directors, the chief executive officer, the president or the vice chairman of the board. Subject to certain informational and procedural requirements, special meetings of the stockholders shall be called by the Secretary at the request of stockholders only on the written request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting.

  Extraordinary Corporate Actions

        Under Maryland law, a Maryland corporation generally cannot amend its charter, dissolve, merge, consolidate, convert into another form of entity, sell all or substantially all of its assets or engage in a statutory share exchange unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. A Maryland corporation may provide in its charter for approval of these matters by a lesser proportion, but not less than a majority of all of the votes entitled to be cast on the matter. The Company's charter does not reduce the percentage vote necessary to approve any of the above listed extraordinary transactions or charter amendments requiring a stockholder vote.

  Unanimous Consent of Stockholders Required for Action by Written Consent

        Under Maryland law, unless action by a lesser proportion of stockholders is authorized by the corporation's charter, common stockholders of a Maryland corporation may act by consent in lieu of a meeting of stockholders only if all of the stockholders entitled to vote on the matter consent in writing or by electronic transmission. Our charter does not provide for stockholder action by consent in lieu of a meeting by less than unanimous consent.

  Issuance of Preferred Stock

        As described above, our charter authorizes the board of directors to issue preferred stock from time to time, in one or more series, and the board of directors, without further approval of the stockholders, is authorized to fix the rights, preferences, privileges and restrictions applicable to each series of preferred stock. The purpose of authorizing the board of directors to determine these rights, preferences, privileges and restrictions is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of any class of preferred stock, including the outstanding shares of preferred stock, while providing flexibility for many corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock and, under certain circumstances, make it more difficult for a third party to gain control of us.

  No Cumulative Voting

        The Maryland General Corporation Law provides that stockholders are not entitled to cumulative votes in the election of directors unless the charter provides otherwise. As described above, our charter expressly prohibits cumulative voting.

  Unsolicited Takeover Provisions

        Maryland law allows publicly-held corporations with at least three independent directors to elect to be governed by all or any part of Maryland law provisions relating to the governance of the corporation and unsolicited takeovers.

  Business Combination Act

        Under Maryland law, "business combinations" between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

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  any person who beneficially owns ten percent or more of the voting power of the corporation's outstanding voting stock; or

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  an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting stock of the corporation.

        A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

        After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

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  80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

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  two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

        These super-majority vote requirements do not apply if the corporation's common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

  Control Share Act

        The Maryland General Corporation Law provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquirer, by officers or by directors who are employees of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition, upon satisfaction of the conditions set forth in the statute, including an acquiring person statement and an undertaking to pay expenses for a special meeting, may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days after the demand to consider the voting rights of the acquired shares. If no request for a special meeting is made, the corporation may itself present the matter at a stockholders' meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares for fair value determined without regard to the voting rights of the control shares as of the date of the last control share acquisition by the acquirer or, if a meeting of stockholders at which the voting rights of those shares are considered and not approved is held, as of the date of such meeting. The corporation may not redeem shares for which voting rights have previously been approved. Fair value is determined without regard to the absence of voting rights for the control shares. If voting rights for control shares are approved at a stockholders' meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition. A control share acquisition does not include any merger, consolidation or share exchange where we are a party to such transaction.

        Our bylaws contain a provision exempting any and all acquisitions by any person of our shares of common stock from the control share acquisition statute. Though not expected, our board of directors could cause us to become subject to this statute by amendment of our bylaws to eliminate the opt-out provision.

        These provisions of Maryland law may have the effect of discouraging offers to acquire us even if the acquisition would be advantageous to our stockholders.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

SELLING STOCKHOLDERS

        This prospectus covers the offering for resale of up to 4,000,000 shares of our common stock by the selling stockholders. All of the shares of common stock being registered hereby were originally issued to the selling stockholders in a private placement exempt from the registration requirements of the Securities Act on October 22, 2015. The selling stockholders may sell all, some or none of the shares covered by this prospectus. See "Plan of Distribution."

        The following table sets forth information about the maximum number of shares of common stock that may be offered from time to time by the selling stockholders under this prospectus. The selling stockholders identified below may sell, transfer or otherwise dispose of some or all of their shares of common stock in private placement transactions exempt from or not subject to the registration requirements of the Securities Act. Accordingly, we cannot give an estimate as to the amount of common stock that will be held by the selling stockholders upon completion or termination of this offering.

        Information concerning the selling stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly.

        To our knowledge, the selling stockholders do not have, or within the past three years, have not had, any position, office or other material relationship with us or any of our predecessors or affiliates, other than as described herein.

        We have prepared the table and the related notes based on information supplied to us by the selling stockholders on or prior to October 22, 2015. We have not sought to verify such information.

        The selling stockholders are not broker-dealers registered under Section 15 of the Exchange Act or affiliates of a broker-dealer registered under Section 15 of the Exchange Act.

        The following table sets forth information relating to the selling stockholders' beneficial ownership of the shares. Beneficial ownership is determined in accordance with Rule 13d-3 promulgated under the Exchange Act. A person is deemed to be the beneficial owner of any shares of common stock if such person has or shares the right to vote or dispose of such common stock, or has the right to acquire beneficial ownership at any time within sixty (60) days of the date of the table.

	Shares Owned
			Shares That May Be Offered Hereby
Name of Selling Stockholder	Number	Percentage(1)
Claren Road Credit Master Fund, Ltd.	2,400,000	2.96%	2,400,000
Claren Road Credit Opportunities Master Fund, Ltd.	1,600,000	1.97%	1,600,000

(1)
The calculation is based upon 85,203,466 shares of common stock outstanding as of November 9, 2015.

        On October 22, 2015, we entered into a Second Lien Credit Agreement, dated October 22, 2015, by and among us, Cortland Capital Market Services, LLC, as Administrative Agent, and the selling stockholders (as amended, the "Second Lien Credit Agreement"). The Second Lien Credit Agreement provides for a five-year, approximately $51.0 million term loan facility (the "Second Lien Facility") that matures on November 1, 2020. At the closing, certain of the lenders extended credit in the form of new term loans in the amount of approximately $11.0 million. In addition, certain holders of the our previously-issued unsecured 9.000% Senior Notes due 2022 (the "Senior Unsecured Notes") exchanged approximately $63.1 million in principal amount of our Senior Unsecured Notes plus accrued interest at a discount for (i) approximately $40.1 million of second lien term loans under the Second Lien Facility, and (ii) four million (4,000,000) shares of our common stock, all of which shares are being registered hereunder.

        Pursuant to the Second Lien Credit Agreement, we entered into a Registration Rights Agreement, dated October 22, 2015, by and among us and the selling stockholders, whereby we agreed, among other things, to file this registration statement.

 PLAN OF DISTRIBUTION

        Each of the selling stockholders may, from time to time, sell any or all of its shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions for cash, stock or other consideration. If the shares of common stock are sold through underwriters, broker-dealers or agents, the selling stockholders will be responsible for underwriting discounts or commissions or agent's commissions (which may be in excess of what is customary in the types of transactions indicated). These sales may be at fixed prices, at prevailing market prices at the time of the sale, at prices related to such prevailing market prices at varying prices determined at the time of sale, or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

  •
  block transactions (which may involve crosses) and transactions on the NASDAQ Stock Market or any other organized market where the shares of our common stock may be traded;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

  •
  ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

  •
  sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise;

  •
  sales in other ways not involving market makers or established trading markets, including direct sales to purchasers in privately negotiated transactions;

  •
  a combination of any such methods of sale; and

  •
  any other method or combination of methods permitted pursuant to applicable law.

        The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades. In addition, the selling stockholders have advised us that they may sell shares of common stock in compliance with Rule 144, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than pursuant to this prospectus.

        Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. These commissions and discounts may exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. We will bear all costs, expenses and fees in connection with the registration of the shares offered by this prospectus. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholders. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

        In connection with the sale of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers or other financial institutions that in turn may sell such shares. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions that require delivery to the broker-dealer or other financial institution of the common stock which their broker-dealer or financial institution may resell under this prospectus.

        The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by it and, if the selling stockholders default in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an update to this prospectus under Rule 424(b) under the Securities Act or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

        The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an update to this prospectus under Rule 424(b) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the donees, pledgees, transferees or other successors-in-interests will be the selling beneficial owners for purposes of this prospectus.

        The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, such broker-dealers or agents and any profit realized on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be filed that will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers. Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. There can be no assurance that the selling stockholders will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus is deemed a part.

        The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling stockholders, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in passive market-making activities with respect to the shares of common stock. Passive market-making involves transactions in which a market-maker acts as both our underwriter and as a purchaser of our common stock in the secondary market. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

        We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, including, without limitation, U.S. Securities and Exchange Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that the selling stockholders will pay all underwriting discounts, commissions and concessions and brokers' or agents' commissions and concessions or selling commissions and concessions, if any. We have agreed to indemnify the selling stockholders against certain liabilities, including certain liabilities under the Securities Act, relating to the registration of shares offered by this prospectus. We and the selling stockholders may agree to indemnify any underwriters, dealers and agents against or contribute to any payments the underwriters, dealers or agents may be required to make with respect to civil liabilities, including liabilities under the Securities Act. The terms of any indemnification provisions will be set forth in a prospectus supplement.

        We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been sold or (2) such time as all of the shares covered by this prospectus may be sold pursuant to Rule 144 without restrictions. Notwithstanding the foregoing obligations, we may, under specified circumstances, suspend the use of the registration statement, or any amendment or supplement thereto.

 LEGAL MATTERS

        In connection with particular offerings of our securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by Venable LLP, Maryland counsel, and for any agents, underwriters, or dealers by counsel named in the applicable prospectus supplement.

EXPERTS

        The audited consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

        Information with respect to the oil and gas reserves associated with our oil and gas properties incorporated into this prospectus by reference is derived from the report of Netherland, Sewell & Associates, Inc., independent petroleum engineers and geologists, and has been incorporated by reference herein upon the authority of said firm as experts with respect to the matters covered by such report and in giving such report.